LIVE NATION ENTERTAINMENT REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

Highlights (year-over-year):
•	Revenue Up 11% for the Quarter to $3.8 Billion
•	Operating Income Up 16% for the Quarter to $234 Million
•	Adjusted Operating Income Up 16% for the Quarter to $386 Million
•	Concert Tickets Sold for 2018 Shows Over 85 Million, Up 5 Million through October
•	Sponsorship & Advertising Committed Net Revenue Up 13% through October
•	Ticketmaster Fee-Bearing Gross Transaction Value Up 15% through October

LOS ANGELES – November 1, 2018 – Live Nation Entertainment, Inc. (NYSE: LYV) today released financial results for the three and nine months ended September 30, 2018.
Live Nation had its best quarter ever, and we are on track to deliver another year of record results across revenue, operating income and adjusted operating income ("AOI"). For the quarter, revenue was up 11%, operating income was up 16% and AOI was up 16%. For the nine months, revenue was up 11%, operating income was up 24% and AOI was up 17%. All our divisions — concerts, sponsorship, and ticketing — each delivered their strongest third quarter AOI results ever.
Our concerts business is our flywheel, attracting over 33 million fans to shows globally in the quarter, up 12% year-over-year, which then drove record results in our on-site, ticketing and sponsorship businesses. Through October, we have sold 85 million tickets for concerts in 2018, up 6% year-on-year, and we are on track to sell over 90 million tickets this year.
With our strength in concert attendance growth, we are also seeing similar success in our on-site, sponsorship and ticketing businesses, giving us confidence that 2018 will be another year of record results(1) for Live Nation overall and for each of our divisions.

CONCERTS GLOBAL PLATFORM GROWTH
With continued strong global demand for concerts through the third quarter, we drove an 8% increase in attendance to 71 million fans attending our 24,000 shows across 40 countries, driving revenue up 11%, operating income more than doubling and AOI up 29% for the nine months.
We have grown our show count by 17% through the third quarter. At the same time, we have increased the revenue generated by each show through pricing optimization. Across our arenas and amphitheaters, our average ticket pricing is up 14%, driven by front-of-house pricing which is up 25%. Collectively, these increases have grown artist earnings by over $300 million across roughly 6,000 shows.

This summer, we also saw growth from on-site hospitality initiatives at our amphitheaters, increasing our average revenue per fan by nearly $3 to almost $27. This is an increase of more than $6 per fan over the past three years, as we have driven substantial improvements across our food and beverage, VIP, and parking programs.
With the success of our concerts flywheel, we are promoting more shows for more fans, more effectively pricing and selling tickets, and delivering a better fan experience than ever before. As a result, we will spend over $6 billion producing concerts this year, making Live Nation far and away the largest financial partner to musicians.

SPONSORSHIP DOUBLE-DIGIT GROWTH CONTINUES
In our high-margin sponsorship business, we have continued our double-digit growth this year, with revenue up 11%, operating income up 11%, and AOI up 12% year-to-date through September, as we also delivered our best quarterly results ever for our sponsorship business.
With 1,000 sponsors across our on-site and online platforms, Live Nation is the global leader in music sponsorship, providing brands with opportunities to reach our core millennial audience, as we again add new branded partnerships this quarter including T-Mobile, Sony, Sterling Wine, and Subway.
On-site sponsorship continues to be a key growth driver, and for the nine months our festival sponsorship net revenue is up 12% as we continue to find innovative ways at scale to connect brands with the nearly nine million fans attending over 100 festivals worldwide.
Our other key growth initiative is deepening and broadening our strategic brand relationships, with now over 70 sponsors investing on our platform across multiple fronts. Collectively, the committed spend by this group is up 13% to nearly $350 million through October, accounting for approximately 75% of our overall sponsorship & advertising revenue.
With over 95% of our expected sponsorship revenue for the year now contracted, we are confident we will deliver double-digit operating income and AOI growth in Sponsorship for the full year.

TICKETMASTER MARKETPLACE CONTINUES TO GROW
Ticketmaster continues building its position as the global ticketing marketplace leader, with 15% growth year-to-date through September in global fee-bearing gross transaction value ("GTV"), driving revenue growth of 13%, operating income growth of 7% and AOI growth of 11%.
Ticketmaster will deliver almost 500 million tickets worth approximately $31 billion in GTV across 28 countries for the full year, making it the world’s largest such marketplace. And the success of our marketplace is stronger than ever, as all three quarters in 2018 have been among our top five quarters ever for recognized GTV.

During the third quarter, we continued our Presence digital ticketing rollout to NFL stadiums and many of our Live Nation buildings, bringing the installed base to 177 venues. In the third quarter at these venues, we held over 1,500 events with more than three million fans using mobile tickets for entry. We proved out the scalable capability of mobile ticketing in the quarter, with as many as 97% of the fans for some NFL games entering via mobile. For the fourth quarter, we expect digital ticketing growth to continue, with another ten million fans across 2,000 events, approximately five million of whom will enter using mobile tickets.
The move to digital ticketing has meant that sports teams, venues and artists have much greater control over the ticket, enabling them to better control distribution and ultimately the chain of custody for the tickets.
Overall, Ticketmaster’s results are validating our dual strategy of delivering a great marketplace for fans to buy tickets while providing the greatest enterprise tools to venues, teams and artists looking to control their tickets and maximize the value of their events. By continuing to do both effectively, I expect us to deliver high-single-digit growth in Ticketing operating income and AOI this year(1).

SUMMARY
As we approach the end of 2018, we are confident that our strong performance will deliver another record year of results. All of our businesses — concerts, sponsorship and ticketing — have delivered growth year-to-date through September, and based on their key operating metrics, we expect each to deliver record revenue, operating income, and AOI for the full year(1). As we look forward, we see tremendous opportunities to continue the global expansion of our concerts and ticketing businesses, and for further growth in sponsorship and ticketing from the concerts flywheel.
Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

Photo Credits: Jay-Z and Beyoncé - Kevin Mazur/Getty Images; Bruno Mars - Theo Wargo/Getty Images; P!nk - Marc Grimwade/Getty Images

(1) Growth numbers for Live Nation overall and for the Ticketing segment are based on a comparison to 2017 results after adjusting for $110 million of legal expenses recorded in the fourth quarter of 2017.

The company will webcast a teleconference today at 5:00 p.m. Eastern Time to discuss its financial performance. Interested parties should visit the Events & Webcasts section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be available under the Reports section at the same link. A replay of the webcast will also be available on the Live Nation website.

Notice Regarding Financial Statements
The company has provided certain unaudited financial statements at the end of this press release for reference. These unaudited financial statements should be read in conjunction with the full unaudited financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit www.livenationentertainment.com.

Investor Contact:                    Media Contact:
Rodrigo Salazar                    Carrie Davis
(310) 867-7143                    (310) 975-6941
IR@livenation.com                    CarrieDavis@livenation.com

FINANCIAL HIGHLIGHTS – 3rd QUARTER
(unaudited; $ in millions)

	Q3 2018 Reported	Q3 2017 Reported	Growth	Q3 2018 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$3,297.3	$2,939.4	12%	$3,319.8	13%
Sponsorship & Advertising	171.2	158.0	8%	172.4	9%
Ticketing	368.3	340.3	8%	372.1	9%
Other and Eliminations	(1.6)	2.6	*	(1.6)	*
	$3,835.2	$3,440.3	11%	$3,862.7	12%

Operating Income (Loss)
Concerts	$121.3	$84.3	44%	$122.6	45%
Sponsorship & Advertising	113.8	106.7	7%	114.7	7%
Ticketing	49.5	54.1	(8%)	50.5	(7%)
Other and Eliminations	(6.9)	(2.5)	*	(6.9)	*
Corporate	(43.5)	(41.3)	(5%)	(43.5)	(5%)
	$234.2	$201.3	16%	$237.4	18%

Adjusted Operating Income (Loss)
Concerts	$200.3	$154.3	30%	$202.0	31%
Sponsorship & Advertising	123.1	113.6	8%	124.0	9%
Ticketing	106.5	105.8	1%	107.9	2%
Other and Eliminations	(7.9)	(3.7)	*	(7.9)	*
Corporate	(35.5)	(35.5)	—	(35.5)	—
	$386.5	$334.5	16%	$390.5	17%
* percentages are not meaningful

FINANCIAL HIGHLIGHTS – 9 MONTHS
(unaudited; $ in millions)

	9 Months 2018 Reported	9 Months 2017 Reported	Growth	9 Months 2018 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$6,716.9	$6,052.5	11%	$6,665.3	10%
Sponsorship & Advertising	385.7	346.5	11%	382.3	10%
Ticketing	1,091.9	964.3	13%	1,084.9	13%
Other and Eliminations	(8.6)	3.5	*	(8.6)	*
	$8,185.9	$7,366.8	11%	$8,123.9	10%

Operating Income (Loss)
Concerts	$99.3	$46.1	*	$101.5	*
Sponsorship & Advertising	225.4	203.5	11%	222.9	10%
Ticketing	163.5	152.3	7%	166.0	9%
Other and Eliminations	(14.0)	(7.5)	(87%)	(14.0)	(87%)
Corporate	(111.3)	(101.0)	(10%)	(111.3)	(10%)
	$362.9	$293.4	24%	$365.1	24%

Adjusted Operating Income (Loss)
Concerts	$284.3	$220.6	29%	$283.8	29%
Sponsorship & Advertising	250.2	224.1	12%	247.7	11%
Ticketing	330.3	298.1	11%	331.1	11%
Other and Eliminations	(16.8)	(10.2)	(65%)	(16.8)	(65%)
Corporate	(87.4)	(84.6)	(3%)	(87.4)	(3%)
	$760.6	$648.0	17%	$758.4	17%
* percentages are not meaningful

•	As of September 30, 2018, total cash and cash equivalents were $1.9 billion, which includes $734 million in ticketing client cash and $613 million in free cash.

•	Event-related deferred revenue was $759 million as of September 30, 2018, compared to $774 million as of the same date in 2017.

•
For the quarter ended September 30, 2018, net cash used in operating activities was $264 million and free cash flow — adjusted was $307 million. For the nine months, net cash provided by operating activities was $256 million and free cash flow — adjusted was $529 million.

•	We currently expect capital expenditures for the full year to be approximately $250 million, with approximately 50% to be revenue generating capital expenditures.

•	We currently expect the amortization of non-recoupable ticketing contract advances for the full year 2018 to be approximately in line with the total amount in 2017.

KEY OPERATING METRICS

	Q3 2018	Q3 2017	9 Months 2018	9 Months 2017
	(in thousands except estimated events)
Concerts (1)
Events:
North America	5,922	5,267	17,041	14,197
International	1,808	1,491	6,950	6,242
Total estimated events	7,730	6,758	23,991	20,439
Fans:
North America	24,184	21,570	47,090	42,670
International	9,127	8,142	23,719	22,719
Total estimated fans	33,311	29,712	70,809	65,389
Ticketing (2)
Fee-bearing tickets	53,458	50,093	154,627	147,200
Non-fee-bearing tickets	59,112	60,814	174,132	179,565
Total estimated tickets	112,570	110,907	328,759	326,765

(1)
Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)
The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This metric includes primary tickets sold during the period regardless of event timing, except for our own events where our concert promoters control ticketing and which are reported as the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our ‘do it yourself’ platform.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by (Used in) Operating Activities

($ in millions)	Q3 2018	Q3 2017
Net cash used in operating activities	$(264.2)	$(386.5)
Changes in operating assets and liabilities (working capital)	620.3	671.0
Free cash flow from earnings	$356.1	$284.5
Less: Maintenance capital expenditures	(38.9)	(26.9)
Distributions to noncontrolling interests	(10.3)	(4.4)
Free cash flow — adjusted	$306.9	$253.2

Net cash used in investing activities	$(64.5)	$(63.6)

Net cash used in financing activities	$(46.6)	$(1.5)

($ in millions)	9 Months 2018	9 Months 2017
Net cash provided by operating activities	$255.6	$418.2
Changes in operating assets and liabilities (working capital)	394.7	120.9
Free cash flow from earnings	$650.3	$539.1
Less: Maintenance capital expenditures	(80.0)	(82.6)
Distributions to noncontrolling interests	(41.4)	(22.9)
Free cash flow — adjusted	$528.9	$433.6

Net cash used in investing activities	$(378.9)	$(235.5)

Net cash provided by (used in) financing activities	$268.1	$(25.7)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	September 30, 2018
Cash and cash equivalents	$1,900.3
Client cash	(733.7)
Deferred revenue — event-related	(758.7)
Accrued artist fees	(163.8)
Collections on behalf of others	(55.0)
Prepaid expenses — event-related	423.9
Free cash	$613.0

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding anticipated record results for the full-year 2018, including record revenue, operating income and adjusted operating income, ; anticipated strong divisional performance for the full year, including expected double-digit operating income and adjusted operating income for sponsorship and expected high-single-digit growth in ticketing operating income and adjusted operating income; the anticipation that the company’s concerts business will sell over 90 million tickets, with a spend of over $6 billion producing concerts for the full year; the expectation that Ticketmaster will deliver almost 500 million tickets worth approximately $31 billion in GTV across 28 countries in 2018, as well as its anticipated growth of digital ticketing, currently expecting another 10 million fans across 2,000 events, approximately five million of whom are expected to enter using mobile tickets; and the company’s opportunities to continue the global expansion of its concerts and ticketing businesses and for further growth in sponsorship and ticketing from its concerts flywheel. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain stock-based compensation expense, loss (gain) on disposal of operating assets, depreciation and amortization (including goodwill impairment), amortization of non-recoupable ticketing contract advances and acquisition expenses (including transaction costs, changes in the fair value of acquisition-related contingent consideration obligations, and acquisition-related severance and compensation). We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that the company defines as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. The company uses FCF among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Operating income (loss)	Stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Amortization of non-recoupable ticketing contract advances	Acquisition expenses	Adjusted operating income (loss) reported	Foreign exchange impact	Adjusted operating income (loss) constant currency

	Three Months Ended September 30, 2018

Concerts	$121.3	$3.2	$10.3	$54.4	$—	$11.1	$200.3	$1.7	$202.0
Sponsorship & Advertising	113.8	0.4	—	8.9	—	—	123.1	0.9	124.0
Ticketing	49.5	1.2	—	34.7	20.8	0.3	106.5	1.4	107.9
Other and Eliminations	(6.9)	—	—	0.2	(1.2)	—	(7.9)	—	(7.9)
Corporate	(43.5)	6.6	—	1.4	—	—	(35.5)	—	(35.5)
Total Live Nation	$234.2	$11.4	$10.3	$99.6	$19.6	$11.4	$386.5	$4.0	$390.5

	Three Months Ended September 30, 2017

Concerts	$84.3	$1.9	$—	$52.3	$—	$15.8	$154.3	$—	$154.3
Sponsorship & Advertising	106.7	0.3	—	6.6	—	—	113.6	—	113.6
Ticketing	54.1	1.1	—	28.8	21.5	0.3	105.8	—	105.8
Other and Eliminations	(2.5)	—	—	0.1	(1.3)	—	(3.7)	—	(3.7)
Corporate	(41.3)	4.5	—	1.4	—	(0.1)	(35.5)	—	(35.5)
Total Live Nation	$201.3	$7.8	$—	$89.2	$20.2	$16.0	$334.5	$—	$334.5

	Nine Months Ended September 30, 2018

Concerts	$99.3	$9.0	$10.5	$146.5	$—	$19.0	$284.3	$(0.5)	$283.8
Sponsorship & Advertising	225.4	1.2	—	23.6	—	—	250.2	(2.5)	247.7
Ticketing	163.5	3.5	—	103.3	59.3	0.7	330.3	0.8	331.1
Other and Eliminations	(14.0)	—	—	0.6	(3.4)	—	(16.8)	—	(16.8)
Corporate	(111.3)	20.6	—	3.3	—	—	(87.4)	—	(87.4)
Total Live Nation	$362.9	$34.3	$10.5	$277.3	$55.9	$19.7	$760.6	$(2.2)	$758.4

	Nine Months Ended September 30, 2017

Concerts	$46.1	$6.6	$(0.6)	$144.9	$—	$23.6	$220.6	$—	$220.6
Sponsorship & Advertising	203.5	1.0	—	19.6	—	—	224.1	—	224.1
Ticketing	152.3	3.1	0.1	82.8	58.0	1.8	298.1	—	298.1
Other and Eliminations	(7.5)	—	—	0.4	(3.1)	—	(10.2)	—	(10.2)
Corporate	(101.0)	13.2	—	3.2	—	—	(84.6)	—	(84.6)
Total Live Nation	$293.4	$23.9	$(0.5)	$250.9	$54.9	$25.4	$648.0	$—	$648.0

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2018	December 31, 2017
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$1,900,305	$1,825,322
Accounts receivable, less allowance of $39,996 and $32,755, respectively	1,252,585	725,304
Prepaid expenses	668,900	546,713
Restricted cash	9,493	3,500
Other current assets	49,764	51,903
Total current assets	3,881,047	3,152,742
Property, plant and equipment
Land, buildings and improvements	969,840	955,937
Computer equipment and capitalized software	725,842	610,924
Furniture and other equipment	319,248	312,962
Construction in progress	128,943	133,906
	2,143,873	2,013,729
Less accumulated depreciation	1,230,516	1,127,793
	913,357	885,936
Intangible assets
Definite-lived intangible assets, net	669,568	729,265
Indefinite-lived intangible assets	368,920	369,023
Goodwill	1,835,353	1,754,589
Other long-term assets	843,454	612,708
Total assets	$8,511,699	$7,504,263
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,048,647	$948,637
Accounts payable	112,036	85,666
Accrued expenses	1,409,170	1,109,246
Deferred revenue	890,783	925,220
Current portion of long-term debt, net	81,832	347,593
Other current liabilities	66,330	160,638
Total current liabilities	3,608,798	3,577,000
Long-term debt, net	2,731,985	1,952,366
Deferred income taxes	130,911	137,635
Other long-term liabilities	180,626	174,391
Commitments and contingent liabilities
Redeemable noncontrolling interests	308,450	244,727
Stockholders’ equity
Common stock	2,083	2,069
Additional paid-in capital	2,328,425	2,374,006
Accumulated deficit	(871,336)	(1,079,472)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(134,918)	(108,542)
Total Live Nation stockholders’ equity	1,317,389	1,181,196
Noncontrolling interests	233,540	236,948
Total equity	1,550,929	1,418,144
Total liabilities and equity	$8,511,699	$7,504,263

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
		(as adjusted)		(as adjusted)
	(in thousands except share and per share data)
Revenue	$3,835,246	$3,440,308	$8,185,945	$7,366,772
Operating expenses:
Direct operating expenses	2,924,356	2,633,940	5,991,547	5,431,672
Selling, general and administrative expenses	524,654	475,864	1,435,703	1,293,557
Depreciation and amortization	99,606	89,228	277,262	250,925
Loss (gain) on disposal of operating assets	10,318	37	10,464	(507)
Corporate expenses	42,093	39,892	108,055	97,711
Operating income	234,219	201,347	362,914	293,414
Interest expense	35,993	26,627	101,726	79,515
Loss on extinguishment of debt	—	—	2,470	1,049
Interest income	(2,260)	(1,471)	(6,148)	(3,447)
Equity in losses (earnings) of nonconsolidated affiliates	(4)	816	(3,406)	(2,060)
Other expense (income), net	262	920	7,033	(5,388)
Income before income taxes	200,228	174,455	261,239	223,745
Income tax expense	17,031	25,685	35,714	42,190
Net income	183,197	148,770	225,525	181,555
Net income (loss) attributable to noncontrolling interests	10,514	12,377	17,389	(3,323)
Net income attributable to common stockholders of Live Nation	$172,683	$136,393	$208,136	$184,878

Basic net income per common share available to common stockholders of Live Nation	$0.73	$0.56	$0.74	$0.65
Diluted net income per common share available to common stockholders of Live Nation	$0.70	$0.53	$0.71	$0.62

Weighted average common shares outstanding:
Basic	207,614,413	205,287,843	207,228,034	204,574,742
Diluted	216,788,983	223,132,186	215,406,201	213,886,452

Reconciliation to net income available to common stockholders of Live Nation:
Net income attributable to common stockholders of Live Nation	$172,683	$136,393	$208,136	$184,878
Accretion of redeemable noncontrolling interests	(20,789)	(21,397)	(54,347)	(52,811)
Net income available to common stockholders of Live Nation—basic	151,894	114,996	153,789	132,067
Convertible debt interest, net of tax	319	3,336	—	—
Net income available to common stockholders of Live Nation—diluted	$152,213	$118,332	$153,789	$132,067

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2018	2017
		(as adjusted)
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$225,525	$181,555
Reconciling items:
Depreciation	133,718	107,530
Amortization	143,544	143,395
Amortization of non-recoupable ticketing contract advances	55,893	54,892
Amortization of debt issuance costs and discounts, net	14,765	9,836
Non-cash compensation expense	34,315	23,921
Unrealized changes in fair value of contingent consideration	11,609	12,198
Loss (gain) on disposal of operating assets	10,464	(507)
Equity in earnings of nonconsolidated affiliates, net of distributions	10,024	5,333
Provision for uncollectible receivables and advances	16,898	7,226
Other, net	(6,525)	(6,236)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(545,872)	(394,753)
Increase in prepaid expenses and other assets	(332,254)	(279,269)
Increase in accounts payable, accrued expenses and other liabilities	484,432	536,944
Increase (decrease) in deferred revenue	(960)	16,169
Net cash provided by operating activities	255,576	418,234
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(71,578)	(10,943)
Collection of notes receivable	29,104	5,106
Investments made in nonconsolidated affiliates	(42,580)	(22,157)
Purchases of property, plant and equipment	(163,714)	(184,499)
Cash paid for acquisitions, net of cash acquired	(98,288)	(18,809)
Purchases of intangible assets	(33,175)	(4,895)
Other, net	1,375	698
Net cash used in investing activities	(378,856)	(235,499)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	857,121	59,313
Payments on long-term debt	(391,096)	(84,608)
Distributions to noncontrolling interests	(41,351)	(22,877)
Purchases and sales of noncontrolling interests, net	(152,971)	(10,730)
Proceeds from exercise of stock options	16,447	44,746
Payments for deferred and contingent consideration	(16,239)	(14,149)
Other, net	(3,785)	2,642
Net cash provided by (used in) financing activities	268,126	(25,663)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(63,870)	118,322
Net increase in cash, cash equivalents and restricted cash	80,976	275,394
Cash, cash equivalents and restricted cash at beginning of period	1,828,822	1,529,575
Cash, cash equivalents and restricted cash at end of period	$1,909,798	$1,804,969